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                            PLEDGE AND SECURITY AGREEMENT
                (Assignment of Investment Management (Agency) Account)


    This Agreement dated February 26, 1996, is made by SCHULER HOMES, INC., a Delaware corporation, with principal place of business and mailing address at 828 Fort Street Mall, Honolulu, Hawaii 96813 (the "Pledgor") and FIRST HAWAIIAN BANK, a Hawaii corporation, with principal place of business and mailing address at 1132 Bishop Street, Honolulu, Hawaii 96813 (the "Lender").

BACKGROUND:

    The Lender has made a loan to the Pledgor in the principal sum of $71,500,000.00 (subject to a Maximum Outstanding Amount of $32,000,000.00 at any one time) (the "Loan"), in accordance with that certain Loan Agreement dated July 5, 1995 (the "Loan Agreement"), executed by the Pledgor and the Lender, in connection with the construction and development of Phases 4, 5 and 6 of the Country Club Village condominium project in Salt Lake, Hawaii (the "Project").

    Section 5.11 of the Loan Agreement requires the Pledgor to satisfy the "Pre-Sale Requirement", as defined therein, for Phase 5 of the Project, prior to obtaining any Loan proceeds for the construction of Phase 5.

    The Pledgor has not, as of the date of this Agreement, satisfied the "Pre-Sale Requirement" for Phase 5, but wishes nevertheless to obtain $10,000,000 in Loan proceeds for the construction of Phase 5 (the "Phase 5 Interim Funding").

    The Pledgor has agreed to pledge the Account (defined in Section 1 below) as an essential inducement to the Lender to allow the Pledgor to obtain the Phase 5 Interim Funding in the amount of $10,000,000 prior to satisfying the "Pre-Sale Requirement" for Phase 5.

AGREEMENT:

    Section 1. PLEDGE AND ASSIGNMENT OF ACCOUNT. To secure the payment of all principal, interest, charges and expenses payable by the Pledgor under Loan Documents (as defined in the Loan Agreement), the Pledgor hereby assigns, pledges, grants and delivers to the Lender, absolutely and forever, a Hawaii Uniform Commercial Code security interest in and to the following account(s) as collateral security upon the terms and conditions provided in this Agreement:

                                                          Name and Address
                             Principal Amount         of Financial Institution
                             ----------------         -------------------------
Investment Management          $5,000,000.00            First Hawaiian Bank
 (Agency) Account                                       1132 Bishop Street
   91904104                                             Honolulu, HI 96813


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The above-described account(s) and certificate(s) of deposit, together with any additional accounts, renewals or substitutions thereof and all proceeds thereof, are hereinafter referred to individually and collectively as the "Account".

    At the Lender's request the Pledgor shall execute and deliver such notices, financing statements or other documents which the Lender shall deem necessary to confirm or perfect the Lender's security interest in the Account.

    If, for any reason, the Account is not subject to the provisions of the Hawaii Uniform Commercial Code, all references to "security interest" herein shall mean and refer to a contractual "lien" over the Account granted by the Pledgor to the Lender, which lien shall be subject to the rights and obligations of the parties set forth in this Agreement.

    Section 2. LENDER'S RETENTION OF ACCOUNT. The Lender shall have the right (a) to retain possession of the passbook, access card, certificate or other physical identification evidencing the Account; (b) to cause a renewal or renewals of any certificate evidencing the Account; and (c) to take all other actions which the Lender shall deem necessary or desirable to protect the Account and rights thereto.

    Section 3. DEFAULT; THE LENDER'S RIGHT TO WITHDRAW FUNDS. The Pledgor shall repay the Phase 5 Interim Funding upon the earlier to occur of: (a) the closing date of the proposed $100,000,000 credit facility currently under discussion between the Pledgor and the Secured Party or (b) July 31, 1996 (the earlier of such dates being hereinafter called the "Repayment Date"). If the Pledgor shall fail to repay the Phase 5 Interim Funding by the Repayment Date, or if the Pledgor shall default in the payment of principal, interest, charges and expenses under the Loan Documents when due, or in the performance of any other term or condition of the Loan Documents, the Lender may charge the Account, at the Lender's option, without demand upon the Pledgor, and without notice of presentment, for payment of all amounts then due, and Pledgor hereby authorizes the Lender, in its own name or as the irrevocably appointed attorney-in-fact of the Pledgor, to withdraw any amount from the Account, including principal and accrued interest, for the purpose of payment, in full or in part, of all such amounts due to the Lender. This appointment of the Lender as the Pledgor's attorney-in-fact is coupled with an interest and is irrevocable.

    Any "withdrawal from the Account" shall mean and include a redemption of any certificate, whether or not the same has matured; accordingly, if the certificate has a fixed maturity date, the Lender may withdraw the funds in the Account prior to such maturity date even if such withdrawal shall result in a forfeiture of accrued interest on the Account.

    Without limiting the foregoing, the Lender shall have the benefit of all default remedies available to a secured party under the Hawaii Uniform Commercial Code.

    Section 4. WITHDRAWAL OF FUNDS BY PLEDGOR. The Pledgor will not withdraw any amount from the Account without the Lender's consent until the Phase 5 Interim Funding has been paid in full.

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    Section 5.     REPAYMENT.  If the Pledgor shall repay the Phase 5 Interim
Funding on or before the Repayment Date, then this Agreement shall be void and the security interest in the Account shall be cancelled and the passbook, access card, certificate or other physical identification evidencing the Account shall be returned to the Pledgor.

    Section 6. REPRESENTATION AND WARRANTIES OF THE PLEDGOR. The Pledgor represents and warrants to the Lender that (a) the Pledgor is the absolute and sole owner of the Account with full right and title to assign the same to the Lender as provided herein, and (b) the Account is free and clear of any lien or right prior to, or on a parity with, the security interest created under this Agreement.

    Section 7. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    Section 8. RIGHT OF THE LENDER TO EXTEND TIME OF PAYMENT, ETC. Without affecting the liability of any person, including the Pledgor, for the payment of any indebtedness secured hereby, or the security interest created under this Agreement, the Lender may, from time to time, without notice and without affecting or impairing any of its rights under this Agreement, (a) release any person from liability under the Loan Documents; (b) accept any person as a guarantor or release any person as a guarantor; (c) extend the time or otherwise alter the payment terms under the Loan Documents or extend the term of the Loan;
(d) accept additional security for the Loan of any kind; (e) alter, substitute or release any security interest held by the Lender in any property securing the Loan; (f) resort for the payment of the indebtedness secured hereby to any security or collateral held by the Lender in such order and manner as the Lender may deem fit; or (g) join in any extension, subordination or other agreement affecting this Agreement.

    Section 9. WAIVERS BY PLEDGOR. The Pledgor waives any right to require the Lender to (a) proceed or exhaust any other security held from the Pledgor or any third party; or (b) pursue any other remedy in the Lender's power whatsoever, prior to the exercise by the Lender of its rights under this Agreement. The Pledgor also waives presentment, demand, protest or notice of any kind.

    Section 10. COSTS OF ENFORCEMENT. The Pledgor shall pay reasonable attorneys' fees and all other costs and expenses which may be incurred by the Lender in the enforcement of this Agreement or in the protection of its rights and security hereunder.

    Section 11. NOTICES. Any notice or demand to be given or served shall be in writing and personally delivered or sent by registered mail or certified mail, to the addresses provided on the first page of this Agreement for the Lender and the Pledgor. Such addresses may be changed from time to time by the addressee by serving notice as above provided. Service of any notice or demand shall be deemed complete on the earlier to occur of the actual date of delivery or two days after the date of mailing.

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    Section 12.    ASSIGNMENTS.  The Lender may assign its interest in this
Agreement to any subsequent holder of the Loan Documents without the prior written consent of the Pledgor. The Pledgor may not assign its interest in the Account without the prior written consent of the Lender.

    Section 13. APPLICABLE LAWS; SEVERABILITY. This Agreement shall be governed by the laws of the State of Hawaii as modified by federal laws and regulations applicable to the Lender. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall remain unaffected.

    Section 14. JOINT AND SEVERAL LIABILITY. The liability of each person or entity executing this Agreement as Pledgor shall be joint and several.

    Section 15. JURISDICTION OF HAWAII COURTS. The Pledgor irrevocably and unconditionally submits, for purposes of any action or proceeding which the Lender may bring to enforce this Agreement, to the jurisdiction and venue of the State and Federal Courts located in the City and County of Honolulu. The submission to such jurisdiction shall not prevent the Lender from commencing any action or proceeding in any other court having jurisdiction.

    Section 16. PARTIES IN INTEREST. As and when used herein, the terms "Lender" and "Pledgor" shall mean and include the above-named Lender and Pledgor and their respective heirs, personal representatives, successors and assigns. This Agreement shall be binding upon and inure to the benefit of (a) the Lender and the Lender's successors and assigns as well as (b) the Pledgor and the Pledgor's heirs, personal representatives, successors and permitted assigns.

    Section 17. SECTION HEADINGS. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Agreement.

    The Lender and the Pledgor have executed this Agreement as of the date written above.


                        SCHULER HOMES, INC.


                        By  /s/ Pamela S. Jones
                            -------------------------------------------
                            Its  Senior Vice President
                                  Chief Financial Officer  "Pledgor"


                        FIRST HAWAIIAN BANK


                        By  /s/  Alvin Takahashi
                            ------------------------------------------
                            Its REAL ESTATE LOAN OFFICER
                                                           "Lender"

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